UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2013

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (86) 312-8698215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 9, 2013, Orient Paper, Inc. (the “Company” ) entered into certain agreements with Hebei Fangsheng Real Estate Development Co. Ltd.(“Hebei Fangsheng”) for the sale of (i) the land use rights for the site of its headquarters compound located on Juli Road in Xushui County, Hebei Province and (ii) the office building and all industrial-use buildings (the “Industrial Buildings”) and three employee dormitories (the “Dormitories”) located on the site to Hebei Fangsheng . These agreements consist of (i) a Land Use Right Transfer Agreement and (ii) a Buildings Sale Agreement (collectively, the “Agreements”). The sale of these assets by the Company to Hebei Fangsheng is referred to herein as the “Transaction.”

The Company has entered into the Transaction in order to comply with a new urban development plan adopted by the local government in 2012, which covers properties occupied by several entities, including the Company, that had previously been zoned for industrial use. Under this new urban development plan, these properties were re-zoned for residential use and these entities, including the Company, are required to cease operations on their current locations.

Under the Agreements, the Company has agreed to transfer or sell to Hebei Fangsheng (i) the land use right for the site of its headquarter compound for approximately $2.79 million, (ii) the Industrial Buildings for approximately $1.15 million and (iii) the Dormitories for approximately $4.29 million. As part of the Transaction, Hebei Fangsheng has agreed to lease the Industrial Buildings back to Orient Paper at an annual rental of RMB1 million, or approximately $162,000, for a term of up to three years, while the Company prepares to relocate its offices and the digital photo paper operations currently located in the headquarters compound.

Hebei Fangsheng is a qualified real estate development company in China and is 100% owned by Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, and his family. The Transaction was conducted on an arms-length basis, and was reviewed by the Company’s Audit Committee and approved by the Company’s uninterested directors.

The foregoing descriptions of the Land Use Right Transfer Agreement and the Buildings Sale Agreement are qualified in their entirety by reference to the complete text of each, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 above regarding the Transaction is hereby incorporated by reference.

Item 8.01	Other Events

On August 12, 2013, the Company announced its Board of Directors has approved the Transaction and the Company’s entering into the Agreements described in Item 1.01 above. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Land Use Right Transfer Agreement, dated as of August 9, 2013, between Hebei Baoding Orient Paper Milling Company Limited and Hebei Fangsheng Real Estate Development Co. Ltd.
Exhibit 10.2	Buildings Sale Agreement, dated as of August 9, 2013, between Hebei Baoding Orient Paper Milling Company Limited and Hebei Fangsheng Real Estate Development Co. Ltd.
Exhibit 99.1	Press release, dated August 12, 2013, issued by Orient Paper, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2013

ORIENT PAPER, INC.

	By:	/s/ Winston C. Yen
Winston C. Yen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Land Use Right Transfer Agreement, dated as of August 9, 2013, between Hebei Baoding Orient Paper Milling Company Limited and Hebei Fangsheng Real Estate Development Co. Ltd.
Exhibit 10.2	Buildings Sale Agreement, dated as of August 9, 2013, between Hebei Baoding Orient Paper Milling Company Limited and Hebei Fangsheng Real Estate Development Co. Ltd.
Exhibit 99.1	Press release, dated August 12, 2013, issued by Orient Paper, Inc.